UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 5, 2016 (Date of earliest event reported: September 29, 2016)

TCP INTERNATIONAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Switzerland	1-36521	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Alte Steinhauserstrasse 1
6330 Cham, Switzerland
(Address of principal executive offices)
(330) 995-6111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2016, Technical Consumer Products, Inc., Technical Consumer Products Canada, Inc. and Bowman Lamps, LLC (collectively "Loan Parties"), subsidiaries of TCP International Holdings Ltd., entered into an Amended and Restated Revolving Credit and Security Agreement (the “Amended Credit Agreement”) with the lenders referenced therein and PNC Bank, National Association, as agent for the lenders. The Amended Credit Agreement amends and restates the Revolving Credit and Security Agreement dated as of December 11, 2009, as amended. The Amended Credit Agreement, among other things:

•	increases the maximum availability under the revolving line of credit agreement to $50.0 million from $40.0 million;

•	extends the term to September 29, 2020;

•	eliminates the fixed charge coverage ratio covenant;

•	reduces the minimum aggregate intercompany payable from the Loan Parties to TCP Asia to never be less than $30.0 million;

•	institutes a new covenant that the Loan Parties must maintain a minimum undrawn availability under the revolving line of credit of $5.0 million at all times;

•
provides for springing cash dominion so long as the undrawn availability under the revolving line of credit is greater than $7.5 million, whereby the Loan Parties shall retain the right to direct the disposition of funds collected in the accounts receivable lockbox account outside of a cash dominion period;

•	permits distributions to TCP International Holdings Ltd. of up to $5.0 million annually provided certain availability requirements are met; and

•
waives each event of default arising from the failure of the Loan Parties to comply with the fixed charge coverage ratio covenant for each fiscal quarter commencing with the fiscal quarter ending December 31, 2015 up to June 30, 2016.

The description of the Amended Credit Agreement set forth above is qualified entirely by reference to the full text of the Amended and Restated Revolving Credit and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure.
On October 5, 2016, TCP International Holdings Ltd. issued a press release announcing the completion of its Audit Committee investigation, the granting of an extension by the NYSE to meet their continued listing standards to November 25, 2016, and the entry into the Amended Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

EXHIBIT INDEX	DESCRIPTION

10.1
Amended and Restated Revolving Credit and Security Agreement dated September 29, 2016, among PNC Bank, National Association, Technical Consumer Products, Inc., Technical Consumer Products Canada, Inc. and Bowman Lamps, LLC

99.1	Press release, dated October 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TCP INTERNATIONAL HOLDINGS LTD.
By:	/s/ Zachary Guzy
Zachary Guzy Interim Chief Financial Officer

Date: October 5, 2016